Exhibit 21.1

SUBSIDIARIES OF GILEAD SCIENCES, INC.
(as of December 31, 2023)

NAME OF SUBSIDIARY	COUNTRY OF FORMATION

Asegua Therapeutics LLC	United States
Forty Seven, Inc.	United States
Forty Seven Holdings, LLC	United States
Gilead Alberta, LLC	United States
Gilead Apollo, LLC	United States
Gilead Biopharmaceutics US LLC	United States
Gilead Calistoga, LLC	United States
Gilead Connecticut, Inc.	United States
Gilead Holdings, LLC	United States
Gilead Pharmasset LLC	United States
Gilead Sciences, LLC	United States
Gilead Sciences Holding, LLC	United States
Immunomedics, Inc.	United States
IBC Pharmaceuticals, Inc.	United States
Kite Pharma, Inc.	United States
Kite Pharma, LLC	United States
neoKite, Inc.	United States
Tmunity Therapeutics, Inc.	United States
XinThera, Inc.	United States
Gilead Sciences Argentina S.R.L.	Argentina
Cytopia Pty. Ltd.	Australia
Gilead Sciences Pty. Ltd.	Australia
Gilead Sciences YM Australia Pty. Ltd.	Australia
YM BioSciences Australia Pty. Ltd.	Australia
Gilead Sciences GesmbH.	Austria
Gilead Sciences Belgium BV	Belgium
Gilead Sciences Farmacêutica do Brasil Ltda.	Brazil
Gilead Alberta ULC	Canada
Gilead Sciences Canada, Inc.	Canada
Gilead YM ULC	Canada
Fosun Pharma Kite Biotechnology Co., Ltd.	China
Gilead Sciences (Shanghai) Consulting Co., Ltd.	China
Gilead Sciences Hangzhou Pharmaceutical Co., Ltd.	China
Gilead Sciences Shanghai Pharmaceutical Technology Co., Ltd.	China
Gilead Sciences Colombia S.A.S.	Colombia
Gilead Sciences s.r.o.	Czech Republic
Gilead Sciences Denmark ApS	Denmark
Gilead Sciences Finland Oy	Finland
Gilead Sciences SAS	France
Gilead Sciences GmbH	Germany
Immunomedics GmbH	Germany
MYR GmbH	Germany
Gilead Sciences Hellas EPE	Greece
Gilead Sciences Hong Kong Limited	Hong Kong
Gilead Sciences India Private Limited	India
Gilead Apollo Unlimited Company	Ireland
Gilead Biopharmaceutics Ireland UC	Ireland
Gilead Sciences Ireland Unlimited Company	Ireland
Gilead Therapeutics A1 Unlimited Company	Ireland

SUBSIDIARIES OF GILEAD SCIENCES, INC. (continued)
(as of December 31, 2023)

NAME OF SUBSIDIARY	COUNTRY OF FORMATION

Gilead Sciences Israel Limited	Israel
Gilead Sciences S.r.l.	Italy
Gilead Sciences KK	Japan
Gilead Sciences Luxembourg S.a.r.l.	Luxembourg
Gilead Sciences Malaysia Sdn. Bhd.	Malaysia
Gilead Sciences Mexico S. de R.L. de C.V.	Mexico
Gilead Sciences Netherlands BV	Netherlands
Kite Pharma EU B.V.	Netherlands
KP EU C.V.	Netherlands
Gilead Sciences (NZ)	New Zealand
Gilead Sciences Norway AS	Norway
Gilead Sciences Americas S. de R.L.	Panama
Gilead Sciences Poland Sp. z o.o.	Poland
Gilead Sciences Lda.	Portugal
Gilead Sciences (GSR) S.R.L.	Romania
Gilead Sciences Russia LLC	Russia
Gilead Sciences Arabia Limited Company	Saudi Arabia
Gilead Sciences Singapore Pte. Ltd.	Singapore
Gilead Sciences Slovakia s.r.o.	Slovakia
Gilead Sciences South Africa (Pty) Ltd.	South Africa
Gilead Sciences Korea Limited	South Korea
Gilead Sciences S.L.U.	Spain
Gilead Sciences Sweden AB	Sweden
Gilead Sciences Switzerland Sarl	Switzerland
Gilead Sciences Ilac Ticaret Limited Sirketi	Turkey
Gilead Sciences Europe Limited	United Kingdom
Gilead Sciences International Limited	United Kingdom
Gilead Sciences Limited	United Kingdom
MiroBio Ltd.	United Kingdom